      As filed with the Securities and Exchange Commission on May 18, 2000 Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                       CHORUS COMMUNICATIONS GROUP, LTD.
               (Exact name of issuer as specified in its charter)

         Wisconsin                                    39-1880843
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

              8501 Excelsior Drive, Madison, Wisconsin 53717-0070
             (Address of principal executive offices and zip code)


             Chorus Communications Group, Ltd. Stock Incentive Plan
                            (Full title of the plan)


                             John F. Kearney, Esq.
                              Dyer Ellis & Joseph
                         600 New Hampshire Avenue, N.W.
                             Washington, D.C. 20037
                    (Name and address of agent for service)

                                 (202) 944-3000
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE


Title of securities  Amount to   Proposed    Proposed    Amount of
to be registered         be       maximum     maximum    registration
                     registered  offering    aggregate   fee (1)
                                 price per   offering
                                 share (1)   price (1)

Common Stock, no      500,000     $14.94     $7,470,000   $1,972
par value             shares

<F1>
(1) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for the Common Stock on May 10, 2000, as reported by the OTC Bulletin Board.




                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      Chorus Communications Group, Ltd. (the Registrant) hereby incorporates by reference into this Registration Statement the following documents filed by the Registrant with the Securities and Exchange Commission (the Commission):

(a) The Registrants Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

(b) The Registrants Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

(c)   The Registrants Current Report on Form 8-K dated March 22, 2000;

(d)   The Registrants Current Report on Form 8-K dated April 27, 2000;

(e) The description of Registrant's Common Stock, no par value, contained in the Registrants Registration Statement on Form 8-A filed with the Commission on December 2, 1997, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities.

     Not applicable.


Item 5.  Interests of Named Experts and Counsel.

     Not applicable.


Item 6.  Indemnification of Directors and Officers.

Pursuant to the Wisconsin Business Corporation Law and the Company's Bylaws, directors and officers of the Company are entitled to indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in the defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his duties to the Company and such breach or failure constituted (a) a willful failure to deal fairly with the Company or it shareholders in connection with a matter in which the director or officer had a material conflict of interest, (b) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (c) a transaction from which the director or officer derived an improper personal profit, or (d) willful misconduct. The Wisconsin Business Corporation Law states that it is the policy of the state to require indemnification in connection with a proceeding involving securities regulation as described therein, to the extent required as set forth above.

Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders, or any person asserting rights on behalf thereof, for certain breaches or failure to perform any duty resulting solely from their status, except in circumstances similar to those set forth in subsections (a) through
(d) above. The Company under certain circumstances may advance expenses for the defense of any action for which indemnification may be available.

The indemnification provided by the Wisconsin Business Corporation Law and the Company's Bylaws is not exclusive of any other rights to which a director or officer of the Company may be entitled. The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law, which may extend to liability arising under the Securities Act.

Item 7.  Exemption from Registration Claimed.

     Not applicable.


Item 8.  Exhibits.

4.1        Chorus Communications Group, Ltd. Stock Incentive Plan

5.1        Opinion of Counsel

23.1       Consent of Deloitte & Touche LLP,
           Independent Auditors

23.2       Consent of Kiesling Associates LLP,
           Independent Certified Public Accountants

24.1       Power of Attorney


Item 9. Undertakings.

(a)   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



      SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of the Madison, Wisconsin on the 15th day of May, 2000.

CHORUS COMMUNICATIONS GROUP,LTD.

By:  /s/  DEAN W. VOEKS
          Dean W. Voeks
          President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    SIGNATURE                   TITLE                            DATE

/s/ Dean W. Voeks              Principal Executive Officer    May 15, 2000
                               and Director


/s/ Howard G. Hopeman          Principal Financial and        May 15, 2000
                               Accounting Officer

/s/ Carrie L. Bennett-Barndt   Director                       May 15, 2000


/s/ Charles Maulbetsch         Director                       May 15,2000


/s/ Harold L. (Lee) Swanson    Director                       May 15, 2000


/s/ Douglas J. Timmerman       Director                       May 15, 2000